Exhibit 99.3

SEVEN HILLS REALTY TRUST

TO NOMINEES WHOSE CLIENTS ARE BENEFICIAL HOLDERS

Subscription Rights to Shareholders of Seven Hills Realty Trust on November 10, 2025

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the “Rights Offering”) by Seven Hills Realty Trust (the “Company”) of its common shares of beneficial interest, par value $0.001 per share (“Common Shares”), pursuant to transferable subscription rights (the “Subscription Rights”) distributed to all holders of record (the “Record Holders”) of Common Shares at 5:00 p.m., New York City Time, on November 10, 2025 (the “Record Date”). The Subscription Rights and Common Shares are described in the Company’s prospectus supplement dated October 30, 2025 and accompanying prospectus dated September 29, 2025 (together, the “Prospectus”). The Rights will expire, if not exercised prior to 5:00 p.m., New York City Time, on December 4, 2025, unless extended (the “Expiration Date”).

As described in the Prospectus, each beneficial owner of Common Shares registered in your name or the name of your nominee is entitled to one Subscription Right for each Common Share owned by such beneficial owner at 5:00 p.m., New York City Time, on the Record Date (the “Primary Subscription Right”). Each holder of Subscription Rights (“Holder”) is entitled to subscribe for one Common Share for every two Subscription Rights held at the subscription price of $8.65 per share (the “Subscription Price”). For example, if a Record Holder owned 100 Common Shares as of 5:00 p.m., New York City Time, on the Record Date, it would receive 100 Subscription Rights and would have the right to purchase 50 Common Shares at the Subscription Price. The Company will not issue fractional Common Shares upon the exercise of Subscription Rights; accordingly, Subscription Rights may be exercised only in integer multiples of two, except that any Record Holder who owns fewer than two Common Shares as of the Record Date may subscribe, at the Subscription Price, for one full Common Share.

If a Holder elects to purchase the maximum amount of Common Shares that the Holder is entitled to purchase pursuant to the Holder’s Primary Subscription Right, the Holder will also be entitled to exercise an over-subscription privilege (the “Over-Subscription Privilege”) to subscribe, subject to allotment, to purchase additional Common Shares, if any, that are not purchased by other Holders pursuant to their Primary Subscription Rights (the “Unsubscribed Shares”) as of the Expiration Date. Common Shares acquired pursuant to the Over-Subscription Privilege are subject to proration and share ownership limitations set forth in the Company’s declaration of trust. See “The Offering – Over-Subscription Privilege” in the Prospectus. If the number of Unsubscribed Shares is not sufficient to satisfy in full all Over-Subscription Privilege requests, then the Unsubscribed Shares will be allocated pro rata among Holders in proportion to the number of rights exercised by such Holder under such Holder’s Primary Subscription Right; provided, however, that no Holder shall be allocated a greater number of Unsubscribed Shares than such Holder paid for.

Each Holder will be required to submit payment in full for all the shares the Holder wishes to buy with the Holder’s Over-Subscription Privilege. Because we will not know the total number of Unsubscribed Shares prior to the expiration of the Rights Offering, if a Holder wishes to maximize the number of shares the Holder may purchase pursuant to the Holder’s Over-Subscription Privilege, the Holder will need to deliver payment in an amount equal to the aggregate Subscription Price for the maximum number of Common Shares available to the Holder, assuming that no shareholders other than the Holder purchases any Common Shares pursuant to their Primary Subscription Right and Over-Subscription Privilege. We will not issue fractional shares upon the exercise of a holder’s Primary Subscription Right or Over-Subscription Privilege. Any excess subscription payments received by the Subscription Agent will be returned, without interest.

The Company can provide no assurances that each Holder will actually be entitled to purchase the number of Common Shares issuable upon the exercise of its Over-Subscription Privilege in full at the expiration of the Rights Offering. The Company will not be able to satisfy a Holder’s exercise of the Over-Subscription Privilege if all of the Holders exercise their Primary Subscription Rights in full, and we will only honor an Over-Subscription Privilege to the extent sufficient Common Shares are available following the exercise of subscription rights under the Primary Subscription Rights.

To the extent the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to a Holder pursuant to the Over-Subscription Privilege is less than the aggregate Subscription Price the Holder actually paid in connection with the exercise of the Over-Subscription Privilege, the Holder will be allocated only the number of Unsubscribed Shares available to it as soon as practicable after the Expiration Date, and the Holder’s excess subscription payment received by the Subscription Agent will be returned, without interest. To the extent the amount the Holder actually paid in connection with the exercise of the Over-Subscription Privilege is less than the aggregate Subscription Price of the maximum number of Unsubscribed Shares available to the holder pursuant to the Over-Subscription Privilege, such Holder will be allocated the number of Unsubscribed Shares for which it actually paid in connection with the Over-Subscription Privilege. See “The Offering — Over-Subscription Privilege” in the Prospectus.

The Subscription Rights will be evidenced by a transferable Subscription Rights certificate (the “Rights Certificate”) registered in the Record Holder’s name or its nominee. The Subscription Rights will be exercisable until the Expiration Date, at which time they will cease to have value.

We are asking the nominees who hold Common Shares beneficially for others and who have received the Subscription Rights distributable with respect to those shares, to notify the beneficial owner of the Rights Offering. Beneficial Owners who hold their shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold Common Share certificates directly and prefer to have such institutions effect transactions relating to the Subscription Rights, on their behalf, should contact the appropriate institution or nominee and request it to effect the Subscription Rights transaction for them. In addition, we are asking beneficial owners who wish to obtain a separate Rights Certificate to contact the appropriate nominee as soon as possible and request that a separate Rights Certificate be issued.

All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Subscription Rights will be for the account of the holder of the Subscription Rights, and none of such commissions, fees or expenses will be paid by the Company or the Subscription Agent.

Enclosed are copies of the following documents:

1.       Prospectus;

2.       Instructions as to the Use of Seven Hills Realty Trust Rights Certificates;

3.       A form of letter which may be sent to your clients for whose accounts you hold Common Shares registered in your name or the name of your nominee, with an attached form of instruction;

4.       Nominee Holder Certification; and

5.       A return envelope addressed to Equiniti Trust Company, LLC, the Subscription Agent.

Your prompt action is requested. To exercise the Subscription Rights, you should deliver the properly completed and signed Rights Certificate, with payment of the Subscription Price in full for each Common Share subscribed for pursuant to the Primary Subscription Right and the Over-Subscription Privilege, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights Certificate with payment of the Subscription Price prior to the Expiration Date. A Rights holder cannot revoke the exercise of its Subscription Rights, even if the Rights Offering is extended by the Company.

Additional copies of the enclosed materials may be obtained from D.F. King & Co., Inc., the Information Agent. Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent at the below address:

D.F. King & Co., Inc.

28 Liberty Street, 53rd Floor

New York, NY 10005

Bankers and Brokers Call: (646) 970-2125

Others Call Toll Free: (866) 342-4881

Email: SEVN@dfking.com

Very truly yours,

Seven Hills Realty Trust

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